                                                             Exhibit 4-d-2






                      ALLEN-BRADLEY EMPLOYEE SAVINGS PLAN
                      -----------------------------------

                                TRUST AGREEMENT
                                ---------------
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                      ALLEN-BRADLEY EMPLOYEE SAVINGS PLAN
                      -----------------------------------

                                TRUST AGREEMENT
                                ---------------

     TRUST AGREEMENT dated as of December 1, 1981 between ALLEN-BRADLEY COMPANY, a Wisconsin corporation (the "Company"), and GENE R. STEVENS, as Trustee (the "Trustee").

                                  WITNESSETH:
                                  -----------

     WHEREAS, the Company has established, effective as of December 1, 1981, a savings plan known as the "Allen-Bradley Employee Savings Plan" (the "Plan") to encourage and assist certain employees of the Company in adopting a regular savings program and to help provide security for them upon retirement;

     WHEREAS, the Company desires to establish a trust in order to implement and carry out the purposes of the Plan;

     NOW, THEREFORE, the Company and the Trustee do hereby covenant and agree as follows:

                                   ARTICLE I
                                   ---------

                                  Definitions
                                  -----------

     1.01 The terms defined in the Plan shall have the same meaning in this Trust Agreement.

                                   ARTICLE II
                                   ----------

                               Creation of Trust
                               -----------------

     2.01 The Company hereby creates and establishes a trust to be known as the Allen-Bradley Employee Savings Plan Trust (the "Trust"). The Trustee shall receive, hold, invest and dispose of all of the properties and assets of the Trust (such properties and assets being hereinafter referred to as the "Trust Fund"), as Trustee, in accordance with the terms of this Trust Agreement.

                                  ARTICLE III
                                  -----------

                                Purpose of Trust
                                ----------------

     3.01 The purpose of the Trust is to receive, hold, and distribute the Trust Fund created and maintained in accordance with the provisions of the Plan.

                                   ARTICLE IV
                                   ----------

                                 Contributions
                                 -------------

     4.01 Contributions to the Trust are to be made by Members and by the Company in such amounts and at such times as provided by the Plan.

     4.02 The aggregate amount of Member contributions and Company contributions received by the Trustee,




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                                                                             -3-


together with the earnings thereon, shall be credited to the respective accounts of the Members, and the Trustee shall hold, invest and dispose of the same as provided in the Plan. All contributions received by the Trustee, together with the earnings thereon, shall constitute a single fund and may be commingled.


                                   ARTICLE V
                                   ---------

                                  Investments
                                  -----------

     5.01 The Trustee shall invest the assets of the Trust Fund in insurance company investment contracts in which repayment of principal and payment of a fixed interest rate thereon are guaranteed by the insurance company for a specified period, as directed by the Savings Plan Assets Committee.

                                   ARTICLE VI
                                   ----------

                          Payments from the Trust Fund
                          ----------------------------

     6.01 The Trustee shall make payments out of the Trust Fund to or for the benefit of the Members and their beneficiaries at such times and in such manner as may be provided in or pursuant to the Plan. If and to the extent that the Savings Plan Benefits Committee determines that any of the provisions of the Plan with respect to payments from the Plan are ambiguous or imprecise or require the exercise of discretion by the Trustee, the Savings Plan Benefits Committee may issue instructions to be followed by the Trustee.

                                  ARTICLE VII
                                  -----------

                                 Administration
                                 --------------

     7.01 Title to all Trust assets shall be and remain in the Trustee. The Savings Plan Assets Committee may appoint a corporate trust company as custodian of the Trust Fund or take such other action as it deems appropriate for the custody of the Trust Fund.

     7.02 The Trustee shall keep accurate and detailed records and accounts of all investments, receipts, disbursements and other transactions in accordance with the provisions of the Plan or, in the absence of, or in the event of ambiguity in, such provisions, in accordance with directions from the Savings Plan Assets Committee.

     7.03 The Trustee may act by any accountants, attorneys or others as in its discretion may be necessary or advisable.

                                  ARTICLE VIII
                                  ------------

                            Resignation and Removal
                            -----------------------

     8.01 The Trustee may resign at any time by written instrument delivered to the Savings Plan Assets
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                                                                          -5-

Committee. The Savings Plan Assets Committee shall have the power at any time, by written notice, to remove the Trustee.

     8.02 Upon the death, resignation, removal or incapacity to act of the Trustee, the Savings Plan Assets Committee may, by written notice, appoint a successor Trustee, and such successor Trustee shall have the same authority and be subject to the same restrictions as the predecessor Trustee.

                                   ARTICLE IX
                                   ----------

                                   Alienation
                                   ----------

     9.01 Benefits payable from the Trust Fund shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance. charge, garnishment, execution or levy of any kind, either voluntary or involuntary including any liability which is for alimony or other payment for the support of a spouse or former spouse, or any relative of a participant prior to actually being received by the person entitled to the benefit under the terms of the Plan. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable shall be void.

     9.02 Neither this Trust Fund nor the Trustee shall in any manner be liable for or be subject to the debts, contracts, liabilities, engagements or torts of any person entitled to benefits. If the terms of this Article IX are contrary to the law governing in a particular circumstance, then, as to that circumstance, any payment shall be exempt to the maximum extent permitted by law.

                                   ARTICLE X
                                   ---------

                              Absence of Guaranty
                              -------------------

     10.01 Neither the Trustee nor the Company in any way guarantees the Trust Fund against loss or depreciation, or guarantees the payment of any contribution by the Company or of any benefits which may become due under the plan to any Member. Each Member shall look solely to the Trust Fund for such payments. The Company shall in no manner be liable to any Member or to any other person for any act or omission of the Trustee.

                                   ARTICLE XI
                                   ----------

                               Inquiry; Reliance
                               -----------------

     11.02 No insurance company which may issue any contract or policy held as a part of the Trust Fund shall be obligated to inquire into the terms of this Trust Agreement or be responsible for any action of the Trustee or of the

Company. No such insurance company shall be obligated to see to the distribution or further application of any proceeds paid by it to the Trustee or paid in accordance with the written direction of the Trustee or the Savings Plan Assets Committee or the Company, and any such payment of proceeds shall be a complete discharge to the insurance company therefor.

     11.03 The Trustee shall have the right to rely and act upon any writing or document believed by it to be genuine, without obligation to take any particular steps to verify the same, and upon any information believed by it to be true, without obligation to take any particular steps to verify the same, and shall not be liable in any way to anyone for relying or not relying or acting or not acting upon any particular documents, writing, state of facts, information, or notice, unless the reliance or non-reliance or action or inaction, as the case may be, shall be intentionally erroneous.

                                  ARTICLE XII
                                  -----------

                                  Amendments
                                  ----------

     12.01 This Trust Agreement may be amended in writing by supplemental agreement executed by the Trustee and by the Company pursuant to previous authorization by the Savings Plan Assets Committee; provided, however, that no such amendment shall be effective or shall be made which shall attempt to divert any part of the Trust assets to purposes other than for the exclusive benefit of the Members and their beneficiaries.

                                  ARTICLE XIII
                                  ------------

                                  Termination
                                  -----------

     13.01 The Company, by resolution of its Board of Directors, may revoke and terminate the Plan in its entirety. The Company shall notify the Trustee of such revocation and termination by written notice accompanied by a copy of the resolution of the Board of Directors. In the event of such termination of the Plan, the Trustee shall distribute the net assets in its hands in such manner as it shall be instructed by the Savings Plan Benefits Committee.

                                  ARTICLE XIV
                                  -----------

                                   Successors
                                   ----------

     14.01 This Trust Agreement shall be binding upon the Company, its successors and assigns, and upon all Members, their legatees, heirs and legal representatives.

                                   ARTICLE XV
                                   ----------

                                   Limitation
                                   ----------

     15.01 Irrespective of any other provision herein, the Trust shall not continue in force and effect for any period of time beyond that permitted by any applicable statute or rule of law effective in the State of Wisconsin.

     15.02 This Trust Agreement shall be construed and enforced according to the Laws of the State of Wisconsin and in such manner as in the judgment of the Trustee will best carry out the purposes hereof. The headings of the different articles are inserted for convenience of reference and are not to be taken to be any part of this Trust Agreement nor to control or affect the meaning, construction or effect thereof.

                                  ARTICLE XVI
                                  -----------

                                 Miscellaneous
                                 -------------

     16.01 The Trustee shall not be required to give bond for the faithful performance of his duties hereunder.


     16.02 No person or corporation dealing with the Trustee shall be required to take cognizance of the provisions hereunder or be required to make inquiry as to
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                                                                           -10-


the authority of the Trustee to do any act which the Trustee may do hereunder, and every such person or corporation shall be entitled conclusively to assume that the Trustee is properly authorized to do any act which it mat do and shall be under no liability to anyone whomsoever for any act done hereunder pursuant to the written direction of the Trustee. Any such person or corporation may conclusively assume that the Trustee has full power and authority to receive and receipt for any money or property becoming due and payable to the Trustee and shall not be bound to inquire as to disposition or application of any money or property paid to the Trustee or paid in accordance with the written directions of the Trustee.

     16.03 A certificate by the Secretary or Assistant Secretary of the Company certifying the name of the person who is then the Trustee hereunder shall be conclusive evidence for all purposes that such person is the Trustee hereunder at the date of such certificate.

     16.04 The Trustee may delegate to one or more persons the authority to sign and endorse checks, drafts, notes or other documents, and such signature or endorsement may be made by facsimile signature. In the absence of the Trustee or upon the failure or inability of the Trustee to act, checks, drafts, notes or other documents regarding the

Trust Fund may be signed or endorsed in such a manner as may be determined by the Savings Plan Assets Committee.

     16.05 Upn the request of the Trustee, the Company shall furnish from time to time such information in its possession as will aid the Trustee in administering the Trust.

     16.06 The Trustee shall be udner no duty to examine the records of the Company to determine whether any certification has been or should have been made or the correctness of any certification which shall have been received by the Trustee. Nor shall it have any duty or responsibility to collect any sums so voted, its responsibility in that respect being expressly limited to contributions actually received by it.

     IN WITNESS WHEREOF, this Trust Agreement has been executed and delivered as of this 1st day of December, 1981, by and on behalf of the Company and the Trustee.

                                                   ALLEN-BRADLEY COMPANY

[SEAL]

                                                   by /s/ CLAUDE R. WHITNEY
                                                      ----------------------
                                                      Claude R. Whitney,
                                                      Vice Chairman and
                                                      Chief Executive Officer



                                                      GENE R. STEVENS, TRUSTEE
                                                      ------------------------
                                                      Gene R. Stevens, Trustee

                                                       WORLD HEADQUARTERS
                                                       1201 South Second Street
  ALLEN-BRADLEY                                        Milwaukee, WI 53204 USA
  A ROCKWELL INTERNATIONAL COMPANY                     Telephone 414-382-2000
                                                       Fax 414-382-4444
                                                       Telex 4311016


                                   May 5, 1995


Effective immediately, Kenneth W. Krueger is appointed Trustee of the following Allen-Bradley Plans:

    *  Allen-Bradley Employee Savings Plan for Salaried Employees

    *  Allen-Bradley Employee Savings Plan for Hourly Employees

    *  Allen-Bradley Employee Savings Plan for Represented Hourly Employees

Mr. Krueger replaces Gene R. Stevens, who retired December 31, 1994.


                           /s/ JODIE K. GLORE
                           ------------------
                           Jodie K. Glore
                           Member, Asset Committee


/s/ KENNETH W. KRUEGER                      /s/ JULIE A. BECK
----------------------                      -----------------
Kenneth W. Krueger                          Julie A. Beck
Member. Asset Committee                     Member, Asset Committee


cc: Roger Freitag


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